UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	January 9, 2017

CHIMERA INVESTMENT CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	1-33796	26-0630461
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Madison Avenue, 32nd Floor
New York, New York 10022

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code	(212) 626-2300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Amended and Restated Bylaws

On January 9, 2017, the Board of Directors (the “Board”) of Chimera Investment Corporation (“Chimera”) approved and adopted an amendment to Chimera’s Amended and Restated Bylaws (as so amended, the “Bylaws”) for Chimera.  The Bylaws became effective immediately upon approval by the Board.  The amendment removed the provision that the Board had the exclusive power to adopt, alter or repeal any provisions of the Bylaws and added the provision that in addition to the Board’s power to adopt, alter or repeal any provision of the Bylaws and to adopt new Bylaws, the stockholders may alter or repeal any provision of the Bylaws and adopt new Bylaw provisions if any such alteration, repeal or adoption is approved by the affirmative vote of two-thirds of the votes entitled to be cast on the matter.

The foregoing description of the Bylaws does not purport to be complete and is qualified by reference to the full text of the Bylaws, which is attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.Financial Statements and Exhibits

Exhibit No.	Description
3.1	Amended and Restated Bylaws, effective January 9, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chimera Investment Corporation

Dated: January 10, 2017	By:	/s/ Rob Colligan
	Name:	Rob Colligan
	Title:	Chief Financial Officer